Exhibit 99.1
F.N.B. CORPORATION EXPANDS
CENTRAL PENNSYLVANIA PRESENCE
- Signs Definitive Merger Agreement with Omega Financial Corporation -
Hermitage and State College, PA – November 9, 2007 – F.N.B. Corporation (NYSE: FNB) and Omega Financial Corporation (NASDAQ: OMEF) jointly announce the signing of a definitive merger agreement pursuant to which F.N.B. Corporation will acquire Omega Financial Corporation, a State College, Pennsylvania-based, provider of diversified financial services, in an all-stock transaction valued at approximately $393 million. The combination of the two organizations will create the fifth largest bank holding company based in Pennsylvania with approximately $8 billion in total assets and over 210 full service branches serving commercial and consumer customers in 35 counties in Pennsylvania and Northeast Ohio.
Under the terms of the merger agreement, which has been unanimously approved by the boards of directors of both companies, shareholders of Omega Financial Corporation will be entitled to receive 2.022 shares of F.N.B. Corporation common stock for each share of Omega Financial Corporation. The exchange ratio is fixed and is expected to be a tax-free exchange for shareholders of Omega Financial Corporation.
“We are pleased to be able to partner with such an outstanding community bank. Omega has the talent, size and locations to perfectly fit our plan for expansion in central Pennsylvania. Omega also possesses a solid core deposit franchise, well-diversified sources of revenue and a strong track record of superior customer service,” commented Stephen J. Gurgovits, President and Chief Executive Officer of F.N.B. Corporation.
“Uniting with F.N.B. is an exciting strategic opportunity given its like-minded culture of strong localized customer service, exceptional array of financial service products for commercial and household customers and commitment to providing a strong cash-based return in its value proposition for shareholders,” said Donita R. Koval, President and Chief Executive Officer of Omega Financial Corporation.
Upon consummation of the merger, Ms. Koval will join F.N.B. Corporation and become Regional President and CEO of First National Bank of Pennsylvania’s new Omega region. Four Omega board members will become directors of First National Bank of Pennsylvania and three Omega directors will join the board of F.N.B. Corporation.
F.N.B. Corporation expects to achieve approximately 30 percent cost savings of Omega’s cash non-interest expense, through the reduction of administrative and operational redundancies. The merger is expected to be accretive to F.N.B. Corporation’s cash earnings

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per share in the first full year of operation after closing and immediately accretive to tangible common equity.
It is anticipated that the transaction will be completed early in the second quarter of 2008, after completion of regulatory approvals, the approval of the shareholders of Omega Financial Corporation and F.N.B. Corporation and the satisfaction of other closing conditions.
CONFERENCE CALL
Management will host a conference call to discuss the transaction, today, Friday, November 9, 2007, at 10:00 AM Eastern Time. Hosting the call will be Stephen J. Gurgovits, President and Chief Executive Officer, and Brian F. Lilly, Chief Financial Officer. The call can be accessed via telephone by dialing (888) 230-5492 or (913) 312-6676 for international callers, and entering confirmation number 8460824.
A replay of the call will be available from 12:00 PM Eastern Time on the day of the call until midnight Eastern Time on November 23, 2007. The replay can be accessed by dialing (888) 203-1112, or (719) 457-0820 for international callers, and entering confirmation number 8460824. A presentation and transcript of management’s prepared remarks will be posted to the Shareholder and Investor Relations section of F.N.B. Corporation’s Web site at www.fnbcorporation.com.
ADDITIONAL INFORMATION ABOUT THE MERGER
F.N.B. Corporation and Omega Financial Corporation will file a joint proxy statement/prospectus and other relevant documents with the SEC in connection with the merger. The joint proxy statement/prospectus will be mailed to the shareholders of F.N.B. and Omega. SHAREHOLDERS OF F.N.B. AND OMEGA ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by F.N.B. with the SEC, may be obtained free of charge at the SEC’s Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by F.N.B. Corporation by contacting James Orie, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, telephone: (724) 983-3317 and by Omega by contacting Daniel Warfel, CFO, Omega Financial Corporation, 366 Walker Drive, P.O. Box 298, State College, PA 16804-0298, telephone: (814) 231-5778.

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F.N.B. and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning such participants’ ownership of F.N.B. common stock is set forth in the F.N.B.’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC. Additional information about the interests of those participants may be obtained from reading the joint proxy statement/prospectus relating to the merger when it becomes available.
Omega and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning such participants’ ownership of Omega common stock is set forth in the Omega’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC. Additional information about the interests of those participants may be obtained from reading the joint proxy statement/prospectus relating to the merger when it becomes available. This communication does not constitute an offer of any securities for sale.
Forward-looking Statements
Certain statements in this press release, including, without limitation, statements as to the impact of the merger, statements as to F.N.B.’s, Omega’s, or their respective management’s beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, a significant increase in competitive pressures among financial institutions; changes in the interest rate environment that may reduce interest margins; changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; less favorable than expected general or local economic or political conditions; legislative or regulatory changes that may adversely affect the businesses in which F.N.B. or Omega is engaged; technological issues which may adversely affect F.N.B.’s or Omega’s financial operations or customers; changes in the securities markets and other risks detailed from time to time in F.N.B.’s and Omega’s filings with the SEC can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. F.N.B. and Omega may not be able to complete the proposed merger on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the failure to obtain approval of their respective shareholders, regulatory approvals or to satisfy other customary closing conditions. F.N.B. and Omega disclaim any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

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About F.N.B. Corporation
F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets of $6.1 billion at September 30, 2007. F.N.B. is a leading provider of commercial and retail banking, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC and Regency Finance Company. It also operates consumer finance offices in Tennessee and loan production offices in Tennessee and Florida.
Mergent Inc., a leading provider of business and financial information about publicly traded companies, has recognized F.N.B. Corporation as a Dividend Achiever. This annual recognition is based on the Corporation’s outstanding record of increased dividend performance. The Corporation has consistently increased dividend payments for 35 consecutive years.
The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol “FNB”. Investor information is available on F.N.B. Corporation’s Web site at www.fnbcorporation.com.
About Omega Financial Corporation
Omega Bank is a subsidiary of Omega Financial Corporation (NASDAQ: OMEF), a $1.8 billion institution headquartered in State College. The bank operates 64 community offices and drive-thru operations in 13 counties, and operates affiliates Bank Capital Leasing, Omega Bank Wealth Management, Mid Penn Insurance, and Omega Financial Mortgage Solutions. Omega Bank has been named to US Banker’s list of top 200 mid-tier banks ranked by three-year average return on equity and was ranked 11th among banks in Pennsylvania. Its parent company, Omega Financial, has previously been added to NASDAQ’s Dividend Achievers Index, designed to offer a unique approach for NASDAQ investors seeking a long-term portfolio of higher risk-adjusted returns. Members of this index are typically companies with strong cash reserves, solid balance sheets and a proven record of consistent earnings growth. Quarterly and annual reports, a corporate profile, stock quotes and other financial data can be accessed through the Omega Financial Corporation Web site, http://www.omegafinancial.com.
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Contact:
F.N.B. Corporation Analysts and Investors:
Bartley Parker, CFA 203-682-8250
bartley.parker@icrinc.com
Omega Financial Corporation:
Daniel Warfel, CFO
814-231-5778
Media Contact:
Susan Bergen-Painter
724-977-5382